Exhibit 11

                        COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three months ended November 30, 1998 and 1997.

     Three months ended November 30, 1998

     23,270,675 x shares outstanding for 52 days           1,210,075,100
     23,163,097 x shares outstanding for  9 days             208,467,873
     22,870,798 x shares outstanding for 30 days             686,123,940
                                                           _____________
                                                           2,104,666,913
     Divided by the number of days in the period                      91
                                                           _____________
                                                              23,128,208

     Three months ended November 30, 1997

     23,266,374 x shares outstanding for 18 days             418,794,732
     23,266,921 x shares outstanding for 17 days             395,537,657
     23,268,328 x shares outstanding for  9 days             209,414,952
     23,270,675 x shares outstanding for 47 days           1,093,721,725
                                                           _____________
                                                           2,117,469,066
     Divided by the number of days in the period                      91
                                                           _____________
                                                              23,268,891